BYLAWS OF

                        MERRY LAND PROPERTIES, INC.

                     (AS AMENDED ON JANUARY 28, 1999)



                                 ARTICLE I

                          STOCKHOLDERS' MEETINGS

     Section 1. ANNUAL MEETINGS. The annual meeting of the stockholders shall be held on the third Thursday in the month of April of each year, or if such day shall be a legal holiday, then on the next succeeding day not a legal holiday, at 10:00 a.m., for the election of directors and the transaction of such other business as may come before the meeting. If the annual meeting shall not be held on the day designated herein or on any subsequent date to which the annual meeting may be adjourned, the Board of Directors shall cause the annual meeting to be held at a special meeting of the stockholders, as soon thereafter as conveniently may be.

     Section 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be held whenever called by the President, the Chairman of the Board of Directors, any two directors, stockholders holding an aggregate of 25% of the voting stock of the Corporation, or a majority of the Board of Directors.

     Section 3. PLACE OF MEETING. All meetings of the stockholders of the Corporation for the election of directors, or for any other purpose, shall be held at the place designated in the call and notice of the meeting, whether within or without the State of Georgia.

     Section 4. NOTICE OF MEETINGS. Notice of each meeting of the stockholders, whether annual or special, shall, at least ten, but not more than fifty days before the day set for the meeting, be given to each stockholder of record entitled to vote, by delivering a written notice thereof to him, personally or by mailing such notice, postage prepaid, addressed to him at his address registered on the stock transfer books of the Corporation. Such notice shall state the time and place of the meeting and, in the case of special meetings, in general terms the purposes thereof. If mailed, such notice shall be deemed delivered when deposited in the United States mail, addressed to the stockholder at his address of record, with postage thereon prepaid.

     Section 5. QUORUM. Except as otherwise required by statute, at any meeting of the stockholders, the holders of a majority of the stock of the Corporation having voting rights shall be present in person or represented by proxy and shall constitute a quorum. In the absence of a quorum, the holders of a majority of the stock represented may adjourn the meeting from time to time, but not for a period of more than thirty days at any one time, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted at the meeting originally called. No notice of an adjourned meeting need be given.

     Section 6. VOTING. Except as otherwise provided by law, the Articles of Incorporation, or these by-laws, every stockholder shall be entitled to one vote for each share standing in his name on the records of the Corporation. Except as provided herein or in the Articles of Incorporation or otherwise provided, all corporate action shall be determined by a vote of a majority of the votes cast at a meeting of the stockholders entitled to vote thereon.

     Section 7. PROXY. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 8. ORGANIZATION. The Chairman of the Board of Directors, if elected and present, or, if not, the President, or in his absence, the Vice President, or in the absence of all of these, a Chairman selected by the stockholders, shall preside. The Secretary shall act as Secretary at all meetings when present, and in the absence of the Secretary, the presiding officer shall appoint a Secretary.

                                ARTICLE II

                                 DIRECTORS

     Section 1. NUMBER. The business and affairs of the Corporation shall be managed and controlled by a Board of Directors consisting of at least five (5) but not more than nine (9) members, as the Board of Directors may from time to time determine. Notwithstanding the foregoing, the stockholders, by an affirmative vote of at least a majority of all of the votes entitled to be cast on the matter, and at least two-thirds of the shares voting, may from time to time authorize the appointment of more than nine (9) directors. In no event shall there be less than five (5) directors.

               Notwithstanding anything to the contrary contained herein, the initial Board of Directors shall be limited to the initial three Directors appointed by the Incorporator. The initial Board of Directors shall elect at least two (2) additional directors in accordance with the procedures set forth below for filling vacancies.

     Section 2. CLASSIFICATION. The directors shall be divided into three classes as nearly equal in number as possible, with respect to the first time for which they shall severally hold office. Directors of the First Class chosen shall hold office until the first annual meeting of the shareholders following their election; directors of the Second Class first chosen shall hold office until the second annual meeting following their election; and directors of the Third Class first chosen shall hold office until the third annual meeting following their election. At each annual meeting of shareholders held thereafter, directors shall be chosen for a term of three (3) years to succeed those whose terms expire.

     Section 3. VACANCIES. Any vacancy in the Board of Directors resulting from the death, resignation or retirement of a director, or any other cause other than removal by the shareholders or increase in the number of directors, shall be filled by a majority vote of the remaining directors, though less than a quorum, for a term corresponding to the unexpired term of his predecessor in office.

     Newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority vote of the remaining directors, though less than a quorum, and the directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders at which a successor shall be elected and shall qualify.

     Section 4. REMOVAL. At any meeting of the shareholders called for the purpose, the entire board of directors or any individual director may be removed from office, with or without cause, by the affirmative vote of at least a majority of all of the votes entitled to be cast on the matter, and at least two-thirds of the shares voting.

     Section 5. AMENDMENT. Notwithstanding anything contained in these Bylaws to the contrary, the affirmative vote of at least a majority of all of the votes entitled to be cast for the election of directors, and at least two-thirds of the shares voting shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article.

     Section 6. PLACE OF MEETING. The directors may hold their meetings at such places, either within or without the State of Georgia as the Board may from time to time determine.

     Section 7. ANNUAL MEETINGS. The Board of Directors shall meet as soon as practicable after the annual election of directors at the place of the annual meeting of the stockholders of the Corporation for the purpose of organization and the transaction of other business. No notice of such meeting shall be required. Such meeting may, however, be held at some other time and place which shall be specified in a notice given as hereinafter provided for special meetings of the Board.

     Section 8. REGULAR AND SPECIAL MEETINGS. The Board of Directors may hold regular meetings between the annual stockholders' meetings at such times as they may determine, and may hold special meetings whenever called by the Chairman of the Board, the President, any Vice President in the absence of the President, the Secretary, or any two members of the Board. Notice of regular and special meetings shall be given at least two days in advance of the meeting. Notice of any special or regular meeting of the Board shall be given in person or by mail, telephone, or telegraph, and the purpose need not be stated. Except as otherwise required by statute or by the notice of the meeting, any and all business may be transacted at any regular or special meeting of the Board.

     Section 9. QUORUM. A majority of the directors shall constitute a quorum; and it shall be necessary for at least a majority of those directors present at any meeting to agree upon any resolution or action of the Board for it to be valid and effective.

     Section 10. COMPENSATION OF DIRECTORS. The board of may fix the compensation of the directors and the Board may allow a fixed sum and expenses of attendance, if any; but nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 11. CHAIRMAN. At all meetings of the Board of Directors, the Chairman of the Board, the President, or a Vice President shall preside, in the order stated.

     Section 12. ELECTION OF OFFICERS. The Board of Directors shall elect all officers and fix their compensation and may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

     Section 13. COMMITTEES. The Board of Directors may, from time to time, appoint committees, including an Executive Committee, for any purpose, and by majority vote of the entire Board, may delegate to any such committee, or to any officer or officers, such powers as the Board may deem expedient.

     Each committee shall consist of at least two directors, except that a committee authorized to agree upon and execute an underwriting or other agreement in connection with a public offering of securities shall consist of one or more directors.

     The Executive Committee shall have all of the authority of the Board of Directors, except the authority to:

          (1)  approve or propose to shareholders  action which the Georgia
               Business  Corporation  Code  requires  to   be  approved  by
               shareholders;

          (2) fill vacancies on the Board of Directors or on any of its committees;

          (3)  amend  articles  of  incorporation  pursuant to Georgia Code
               Section 14-2-1002;

          (4)  adopt, amend, or repeal bylaws; or

          (5)  approve a plan of merger not requiring shareholder approval.

     All committees having more than one member shall act by a majority of its members.

     Section 14. INFORMAL ACTION. Any action required to be taken by the Board of Directors or a Committee of the Board at a meeting may be taken without a meeting if written consent, setting forth the action taken, shall be signed by all the directors or committee members and filed with the minutes of the proceedings of the Board or committee. Such consent shall have the same effect as though the action had been taken at a regular meeting.

                                ARTICLE III

                                 OFFICERS

     Section 1. EXECUTIVE OFFICERS. The executive officers of the Corporation shall be a President (who shall be a director), one or more Vice Presidents, a Secretary and a Treasurer, who shall be elected by the Board of Directors. The Board of Directors may, if it is deemed desirable, elect a Chairman of the Board of Directors, one or more assistants to the President, one or more assistant Secretaries and one or more assistant Treasurers. Any two of said offices may be held by a single person, provided that the office of President and the office of Secretary shall be held by separate persons.

     Section 2. SUBORDINATE OFFICERS. The Board of Directors or the President may appoint other officers or agents as shall be deemed necessary for efficiently carrying on the business of the Corporation, especially including general and local managers and cashiers, and all other officers so appointed shall hold their offices for such term and shall exercise such powers and perform such duties and receive such compensation as shall be determined from time to time by the Board of Directors, or, in the absence of such action by the Board, as shall be determined by the President.

     Section 3. TENURE OF OFFICERS. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected by the directors may be removed, either with or without cause, at any time by a majority vote of the directors; and any officer appointed by the President may be removed, either with or without cause, at any time by the President. If the office of any official of the Corporation becomes vacant for any reason, the vacancy shall be filled by affirmative action of like character to that which would have been required to remove such official.

     Section 4. CHAIRMAN OF THE BOARD. Should the Board of Directors elect a Chairman, he shall preside at all meetings of the Board and at all meetings of the stockholders. He shall, where authorized by the Board of Directors, be the chief executive officer of the Corporation and have all powers pertaining to the office of chief executive.

     Section 5. PRESIDENT. Unless a Chairman is appointed, the President shall be the chief executive officer of the Corporation. The President shall have active and general management of the affairs and business of the Corporation, except to the extent that such duties are assigned to the Chairman. In the absence of a Chairman, the President shall preside at all meetings of stockholders and directors, and shall see that all resolutions and orders of the stockholders and directors are carried into effect. He shall do and perform all such duties as may from time to time be assigned to him by the stockholders, directors or Chairman (if the Chairman has been given the authority of the chief executive officer). In the absence of a Chairman, the President shall preside at each annual meeting, and, when called for by vote of the stockholders, at any special meeting of the stockholders, and shall provide a full and clear statement of the business and condition of the Corporation, including a report of operating results for the preceding period and such recommendations as he may think proper for best promoting the interests of the Corporation. The President shall be ex-officio a member of all standing committees; he, together with the Secretary, shall sign all certificates of capital stock and shall perform such other duties as are incidental to his office; he shall direct the activities and business of the Corporation and shall have all of the authority and general powers of supervision and management usually vested in the office of the president of a corporation and also those usually exercised by a general manager in charge of plan and operations.

     Section 6. VICE PRESIDENT. A Vice President shall do and perform the usual duties incident to such office and shall do and perform the duties of the President in the absence or disability of the President. Should there be several Vice Presidents, in the absence of designation by the President or by the Board of Directors, they shall act in the place of the President in the order in which they were elected at the last election as recorded in the minutes. A Vice President shall also perform such additional duties, if any, as may be required of him by the Board of Directors or the President.

     Section 7. SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of the stockholders upon a book to be kept for that purpose; and shall perform like services for any committees, if any, to which may be delegated special duties to be performed on behalf of the Corporation; he shall send copies of such minutes to absent directors and committeemen. He shall give, or cause to be given, notice of all meetings of the stockholders and the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation, and when authorized by the President or by the Board, shall affix the same to any instruments requiring it. When so affixed, it shall be attested by his signature or by the signature of the Treasurer. He shall have custody of the stock books of the Corporation, and be authorized to sign, and affix the seal to, certificates of the capital stock of the Corporation when executed by the President. In the absence of the Secretary, an assistant Secretary, or Secretary pro tempore, may perform all of his duties.

     Section 8. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories or savings and loan associations as may be designated by the Board of Directors. In the absence of the Treasurer, the assistant Treasurer may perform all of his duties.

     The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, with the approval of the President, taking proper vouchers for all such disbursements, and shall render to the President and directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     Section 9. COMPENSATION. The compensation of all officers of the Corporation shall be fixed, from time to time, by the Board of Directors.

                                ARTICLE IV

                               CAPITAL STOCK

     Section 1. STOCK CERTIFICATES. The certificates of stock of the Corporation shall be numbered and shall be entered on the books of the Corporation as they are issued. They shall exhibit the holders' name and number of shares and shall be signed by the President or Vice President and the Secretary or Assistant Secretary, and shall be under the seal of the Corporation. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.

     Section 2. TRANSFER AGENTS. The Board of Directors may, in its discretion, appoint responsible banks or trust companies in such city or cities as the board may deem advisable, from time to time, to act as transfer agents or registrar of the stock of the Corporation; and, upon such appointments being made, no stock certificate thereafter executed in behalf of the Corporation shall be valid until countersigned by one of such transfer agents.

     Section 3. TRANSFER OF STOCK. Shares of stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign and transfer the same, signed by the record holders thereof; but no transfer shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

     Section 4. CLOSING OF TRANSFER BOOKS. The Board of Directors may close the transfer books in their discretion, for a period of not exceeding twenty days preceding the day appointed for the payment of dividends.

     Section 5. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as may be expressly provided by the laws of the State of Georgia.

                                 ARTICLE V

                        NOTICE AND WAIVER OF NOTICE

     Section 1. Any notice required to be given under these bylaws to any stockholder or director may be waived. Attendance at a meeting either in person or by proxy shall constitute waiver of notice of that meeting.

                                ARTICLE VI

                     BANK ACCOUNTS, CHECKS, SECURITIES
                           AND SEALING DOCUMENTS

     Section 1. COMPANY FUNDS. Bank accounts for the deposit of funds of the Corporation may be opened in such banks as may be selected and designated from time to time by the Board of Directors. Funds of the Corporation may also be invested in such savings and loan associations as may be designated from time to time by the Board of Directors.

     Section 2. CHECKS. Said banks and savings and loan associations are authorized to make payments from the funds of the Corporation on deposit or invested with them, such payments to be made upon presentation of checks or withdrawal orders signed by such official or officials as may be designated from time to time by the Board of Directors. The use of facsimile signatures of such officials may be authorized by the Board of Directors.

     Section  3.  BONDS.   The  officers  and  employees shall furnish such
bonds, if any, for the faithful performance of their duties as may be required by the Board of Directors.

     Section 4. SEALED INSTRUMENTS. The President, a Vice President, the Secretary or Assistant Secretary, and Treasurer, when two of them shall act jointly, are empowered to use the corporate seal of the Corporation whenever required on contracts and other instruments.

                                ARTICLE VII

                            AMENDMENT OF BYLAWS

     Section 1. These bylaws may be altered, amended or repealed by the affirmative vote of at least two-thirds of all of the directors then holding office at any regular or at any special meeting of the Board, if notice of the proposed alteration, amendment or repeal be contained in the notice of the meeting. However, any bylaws adopted by the Board of
Directors may be altered, amended or repealed, and new bylaws may be adopted by the stockholders. The stockholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.

                           ARTICLE VIII

        BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

     All requirements of Part 3, Article 11, Chapter 2, Title 14 of the Official Code of Georgia Annotated ("O.C.G.A.") shall apply to this Corporation.